SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 10, 2003


                               NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                    001-22616               52-1822078
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(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
Incorporation)                                              Identification No.)

                 110 East 59th Street, New York, New York 10022
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (212) 906-8440

NTL COMMUNICATIONS CORP.
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(Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.


Background of Restructuring and Recapitalization

     On January 10, 2003 (the "Effective Date"), the Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 and confirmed on September 5, 2002, and as modified from to time (the "Plan") became effective.

     Pursuant to the Plan, NTL Incorporated ("Old NTL Inc.") and its debtor subsidiaries (collectively, the "Debtors") and non-debtor subsidiaries (collectively, "Old NTL") were reorganized into two separate groups, the holding companies for which are the corporations previously named "NTL Communications Corp." and "NTL Incorporated." The corporation formerly known as NTL Communications Corp. was renamed "NTL Incorporated" (referred to herein as the "Company" and together with its subsidiaries, "New NTL") and is the holding company for Old NTL's broadband communications operations in the UK and the Republic of Ireland. The corporation formerly known as NTL Incorporated was renamed "NTL Europe, Inc." (referred to herein as "NTL Europe, Inc.") and is the holding company for substantially all of Old NTL's businesses and investments in continental Europe as well as other minority investments and interests.

     On the Effective Date, the Company filed the Amended and Restated Certificate of Incorporation of NTL Communications Corp. with the Secretary of State of the State of Delaware, authorizing, among other things, the change in the Company's name to NTL Incorporated. In addition, on the Effective Date and pursuant to the Plan all previously outstanding public debt and equity securities of the Company were cancelled and the Company issued (a) 50,000,000 shares of its common stock, par value $0.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), and (b) warrants to purchase 8,750,000 shares (subject to adjustment) of Common Stock at an exercise price of $309.88 per share (subject to adjustment) (the "Series A Warrants").

     The Company also issued 496 shares of Common Stock and 496 Series A Warrants subscribed for in the Equity Rights Offering and 473 shares of Common Stock subscribed for in the Noteholder Election Option. After expenses, it is expected that there will be no net proceeds from such offerings.

     The Company will reserve (a) 8,750,496 shares (subject to adjustment) of Common Stock for issuance upon exercise of the Series A Warrants and (b) 5,000,000 shares (subject to adjustment) of Common Stock for issuance upon exercise of the management incentive options authorized for grant under the Company's management incentive plan.

     A description of the capital stock of the Company and other related matters is contained in its registration statement on Form 8-A filed with the SEC on January 10, 2003, which is incorporated by reference herein, registering the Common Stock, the Series A Warrants and the


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Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     Pursuant to Article VII.B.1 of the Plan, any holder of allowed claims or interests entitled to receive a distribution under the Plan who, as a result of such holdings, would own in excess of 15% of the outstanding Common Stock upon consummation of the Plan is only entitled to receive distributions in an amount not to exceed 15% of the outstanding shares of Common Stock. However, any such holder may be designated by the Company and the Creditors' Committee as a "New NTL Grandfathered Distributee" in order to receive the full distributions of Common Stock and Series A Warrants to which it would be entitled but for Article VII.B.1 of the Plan. France Telecom has been designated a New NTL Grandfathered Distributee, and therefore will receive the full distribution of Series A Warrants to which it is entitled on account of its allowed claims and interests under the Plan.

Summary Description of New NTL's Business

     In the UK, New NTL provides a broad range of communication services, including: (1) ntl: home, delivering broadband services to residential markets comprising residential telephone, analog and digital cable television, narrowband and broadband Internet access, and interactive services; (2) ntl: business, delivering broadband services to business markets, comprising business telecommunications and narrowband and broadband Internet services;
(3) ntl: broadcast, delivering digital and analog television and radio broadcast transmission services, wireless network design, buildout, and management, tower site rental, satellite and media services, and radio communication services; and (4) ntl: networks, delivering national and international carrier telecommunications services and managing the UK national network infrastructure. In the Republic of Ireland, New NTL provides cable television services to subscribers in Dublin, Galway and Waterford. In addition to its communications operations in the UK and the Republic of Ireland, New NTL has investments in a virtual ISP, VirginNet, a pay-per-view content provider, Front Row and joint ventures relating to UK digital television and radio and a calling card business.

Financing Matters

     In connection with the Company's emergence from Chapter 11, the Company and the Guarantors (as defined below) issued 19% Senior Secured Notes due 2010 (the "Notes") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Initial purchasers of the Notes also purchased 500,000 shares of Common Stock on the Effective Date. The gross proceeds from the Notes and such shares totalled $500,000,000. The aggregate principal amount of the Notes accretes over the life of the Notes such that the amount repayable at maturity of the Notes (and in certain other circumstances) will be approximately $558,249,000.

     The Notes mature on January 1, 2010, subject in certain instances to earlier repayment in whole or in part. Interest accrues on the Notes at a rate of 19% per annum, payable in cash semi-

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annually in arrears on January 1 and July 1, commencing on July 1, 2003.
Alternatively, the Company may elect in respect of the July 1, 2003 interest payment date to pay interest by the issue of additional pay-in-kind ("PIK") Notes and may make a similar election for the next two interest payment dates if cash or cash equivalents falls below a certain level. Any PIK Notes shall accrete at the same rate as the Notes.

     The Notes are guaranteed on a senior basis by the following subsidiaries of the Company: NTL Digital (US) Inc., CableTel Ventures Limited, Bearsden Nominees, Inc., CableTel Programming, Inc., NTL International Services, Inc. and NTL Funding (NJ), Inc. (collectively the "Senior Guarantors"). The Notes are guaranteed on a subordinated basis by Communications Cable Funding Corp. (the "Subordinated Guarantor" and together with the Senior Guarantors, the "Guarantors"). The obligations of the Subordinated Guarantor under the Notes are subordinated to the Subordinated Guarantor's obligations under the Company's Working Capital Credit Facility.

     The Notes are secured by a lien on and a security interest over (1) all of the issued and outstanding capital stock held by the Company and the Senior Guarantors in direct subsidiaries incorporated in the United States and 65% of the capital stock of direct subsidiaries that are incorporated outside the United States, (2) substantially all of the assets and properties owned by the Company and the Senior Guarantors and (3) the capital stock held by NTL Group Limited in NTL (Triangle) LLC.

     The Company may redeem some or all of the Notes at any time at the redemption prices set out below except that the redemption price shall be at 100% if the Company elects to prepay Notes using the proceeds of a rights offering prior to the first anniversary of the Effective Date (the "ED Anniversary"):

                                                       Redemption Price
     Redemption Date                         (as percentage of accreted value)
     ---------------                         ----------------------------------
    Effective Date   -   ED Anniversary                    111.0%
    ED Anniversary   -   December 31, 2006                 122.0%
    January 1, 2007  -   December 31, 2007                 111.0%
    January 1, 2008  -   December 31, 2008                 105.5%
    January 1, 2009  -   January 1, 2010                   100.0%

     If the Company undergoes a Change of Control it must offer to repurchase the Notes at a purchase price of 101% of the face amount at maturity of the Notes together with accrued and unpaid interest thereon. For these purposes, "Change of Control" includes: the adoption of any plan for the liquidation or dissolution of the Company; the acquisition of beneficial ownership of at least 30% of the capital stock of the Company; and the current directors (or other directors approved by them) ceasing to constitute a majority of the board of directors of the Company.

     The indenture governing the Notes imposes operating and financial restrictions on the

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Company and certain of its subsidiaries. These restrictions affect and in some cases significantly limit or prohibit (among other things) the ability of these companies to do the following: make restricted payments, incur additional indebtedness and issue preferred stock, create liens, pay dividends on stock or repurchase stock, sell all or substantially all of their assets or merge with or into other companies or engage in certain transactions with affiliates. In particular, the indenture governing the Notes provides that (with certain limited exceptions) the net proceeds of certain asset dispositions may only be used to repay specified indebtedness, subject to the ability to reinvest a small amount of the proceeds in capital expenditure. Except with respect to certain limited categories of permitted indebtedness, the ability to incur further indebtedness by New NTL is subject to significant limitations. The indenture governing the Notes also provides that any merger of the Company with another entity which does not otherwise constitute a Change of Control must be conditional upon the refinancing of the Notes.

     The indenture governing the Notes provides that amendments to its terms require the consent of a simple majority or, in some cases, 67% of holders of Notes by face principal amount, except that amendments to negative covenants or to the terms of certain events of default require the consent of holders of Notes of at least 80% in face principal amount and, further, amendments to specified terms of the Notes (mainly: maturity, principal amount, interest, redemption premium and amendments to events of default with respect to designated entities) require the consent of all holders of the Notes.

     The proceeds from the issuance of the Notes are being used (a) to consummate the Plan, including, among other things, (1) to repay in full any claims arising under or as a result of the debtor-in-possession credit facility provided to Communications Cable Funding Corp, a subsidiary of the Company, during the reorganization of the Debtors, (2) to purchase the (pound)90 million aggregate principal amount senior note due 2006, dated as of April 5, 2002, issued by NTL (UK) Group, Inc. to NTL (Delaware), Inc., plus accrued interest thereon, and (3) to pay transaction costs related to consummation of the Plan, and (b) to provide New NTL with working capital.

     The indenture governing the Notes and the purchase agreement relating to the Notes are attached as Exhibits 4.3 and 10.1 hereto, respectively, and are incorporated by reference herein. The initial purchasers of the Notes are also entitled to registration rights with respect to the Notes pursuant to the exchange and registration rights agreement attached as Exhibit 4.2 hereto, which is incorporated by reference herein. Certain holders of the Common Stock and Series A Warrants who are or may be deemed to be "affiliates" or "underwriters" of the Company for purposes of the Securities Act as well as the initial purchasers of the Notes that received shares of Common Stock have been granted registration rights with respect to such Common Stock pursuant to a registration rights agreement, which is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

     Formal approval of the terms of the Company's Senior and Working Capital Credit Facilities to be restated with effect from the Effective Date has been obtained from all of the lenders under such credit facilities. The amendments include modifications to the financial covenants that apply following the Effective Date to reflect lower anticipated growth and capital

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expenditure. The modifications also incorporate into the amended credit facilities the Change of Control definitions from the indenture governing the Notes and impose conditions on the manner in which the net proceeds of asset dispositions must be applied similar to those included in the indenture governing the Notes. In addition, the revolving credit facility contained in the Company's Senior Credit Facility is no longer subject to pre-maturity reductions in borrowing commitments. In consideration of the agreement to these amendments, the restructuring fee payable to the lenders under the Company's Senior and Working Capital Credit Facilities on the Effective Date was increased to 2% of commitments (1.375% is calculated with respect to outstanding commitments as at May 2, 2002 and 0.625% is calculated with respect to outstanding commitments as at January 9, 2003) under the respective credit facilities.

     The restated credit agreement relating to the Company's Senior Credit Facility is attached as Exhibit 10.2 hereto and is incorporated by reference herein. The restated credit agreement relating to the Company's Working Capital Credit Facility is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Quotation of the Company's Securities on Nasdaq

     On October 7, 2002, the Company received a conditional approval to have the shares of Common Stock and Series A Warrants quoted on the Nasdaq National Market upon consummation of the Plan. However, the approval with respect to the Common Stock is conditioned upon, among other things, the Company's ability to meet the $5.00 minimum closing bid price requirement of the Nasdaq National Market with respect to the Common Stock on the first day of trading on the Nasdaq National Market. There can be no assurance that this requirement will be met, or that in the future the Company will be able to meet other continued listing requirements of the Nasdaq National Market. If the Company fails to achieve the $5.00 minimum closing bid price per share of the Common Stock on the first day of trading on the Nasdaq National Market but exceeds the Nasdaq SmallCap Market minimum closing bid price requirement of $4.00 per share on the first day of trading on the Nasdaq National Market, the Common Stock and Series A Warrants will be quoted on the Nasdaq SmallCap Market.

Agreements with NTL Europe, Inc.

     In connection with the consummation of the Plan, the Company has entered into several agreements with NTL Europe, Inc. including a Tax Sharing Agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated by reference herein, a Transitional Services Agreement, a copy of which is attached as Exhibit 10.5 hereto and is incorporated by reference herein, a De-Merger Agreement, a copy of which is attached as Exhibit 10.6 hereto and is incorporated by reference herein and a Novation Agreement, a copy of which is attached as Exhibit 10.7 hereto and is incorporated by reference herein.


Other Matters

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     In connection with the bar date for filing of securities laws claims against the Debtors pursuant to an order of the United States Bankruptcy Court for the Southern District of New York located in New York, New York (the "Bankruptcy Court"), proofs of claim were filed against Old NTL Inc., NTL (Delaware), Inc. and the Company (formerly named NTL Communications Corp.) by Morgan Stanley Senior Funding Inc. for $11,400,000. These claims are asserted by Morgan Stanley Senior Funding Inc. to be in respect of alleged unpaid financing fees for commitments of capital made in 1999. The Company believes it has grounds for challenging these claims.

     On November 27, 2002, a motion was filed with the Bankruptcy Court requesting the modification of the Plan to extend the life of the Creditors' Committee for six months after the Effective Date for the limited and exclusive purpose of filling any vacancies on the board of directors of the Company (including that arising from Duncan Lewis' vacation of office). Such motion was approved by the Bankruptcy Court on December 3, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

     4.1 Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the other parties listed on the signature pages thereto

     4.2 Exchange and Registration Rights Agreement, dated as of January 9, 2003, by and among NTL Incorporated, the Guarantors listed on the signature pages thereto and the initial purchasers of the Notes

     4.3 Indenture, dated as of January 9, 2003, by and among NTL
Incorporated, the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee

     10.1 Purchase Agreement, dated as of January 9, 2003, by and among NTL Incorporated, the the Guarantors listed on the signature pages thereto and the initial purchasers of the Notes

     10.2 (pound)2,500,000,000 Credit Agreement originally dated May 30, 2000, and made among, NTL Communications Limited; NTL Business Limited (which novated its rights and obligations to NTL Investment Holdings Limited); NTL Communications Corp.; J.P. Morgan plc (formerly known as Chase Manhattan plc); Morgan Stanley Dean Witter Bank Limited; J.P. Morgan Europe Limited (formerly known as Chase Manhattan International Limited) and the lenders party thereto (as amended, varied, supplemented, novated and restated to date and from time to time)

     10.3 (pound)1,300,000,000 Credit Agreement originally dated May 30, 2000, and made among, NTL Communications Corp.; NTL (UK) Group, Inc.; NTL Communications Ltd; J.P. Morgan

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plc (formerly known as Chase Manhattan plc); Morgan Stanley Dean Witter Bank
Ltd and Chase Manhattan International Ltd (as amended, varied, supplemented, novated and restated to date and from time to time)

     10.4 Tax Sharing Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and NTL Incorporated

     10.5 Transitional Services Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and NTL Incorporated

     10.6 De-Merger Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and NTL Incorporated

     10.7 Novation Agreement, dated January 9, 2003, by and among NTL Europe, Inc., NTL Incorporated, Cable and Wireless plc and certain of each of their respective subsidiaries


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NTL INCORPORATED
                                        (Registrant)


                                       By:  -----------------------------------
                                            Name:  Richard J. Lubasch
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


January 10, 2003



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                                 EXHIBIT INDEX
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Exhibits
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     4.1 Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the other parties listed on the signature pages thereto

     4.2 Exchange and Registration Rights Agreement, dated as of January 9, 2003, by and among NTL Incorporated, the Guarantors listed on the signature pages thereto and the initial purchasers of the Notes

     4.3 Indenture, dated as of January 9, 2003, by and among NTL
Incorporated, the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee

     10.1 Purchase Agreement, dated as of January 9, 2003, by and among NTL Incorporated, the the Guarantors listed on the signature pages thereto and the initial purchasers of the Notes

     10.2 (pound)2,500,000,000 Credit Agreement originally dated May 30, 2000, and made among, NTL Communications Limited; NTL Business Limited (which novated its rights and obligations to NTL Investment Holdings Limited); NTL Communications Corp.; J.P. Morgan plc (formerly known as Chase Manhattan plc); Morgan Stanley Dean Witter Bank Limited; J.P. Morgan Europe Limited (formerly known as Chase Manhattan International Limited) and the lenders party thereto (as amended, varied, supplemented, novated and restated to date and from time to time)

     10.3 (pound)1,300,000,000 Credit Agreement originally dated May 30, 2000, and made among, NTL Communications Corp.; NTL (UK) Group, Inc.; NTL Communications Ltd; J.P. Morgan plc (formerly known as Chase Manhattan plc); Morgan Stanley Dean Witter Bank Ltd and Chase Manhattan International Ltd (as amended, varied, supplemented, novated and restated to date and from time to time)

     10.4 Tax Sharing Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and NTL Incorporated

     10.5 Transitional Services Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and NTL Incorporated

     10.6 De-Merger Agreement, dated January 10, 2003, by and between NTL Europe, Inc. and NTL Incorporated

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     10.7 Novation Agreement, dated January 9, 2003, by and between NTL
Europe, Inc., NTL Incorporated, Cable and Wireless plc and certain of each of their respective subsidiaries